EXHIBIT 99.1



                LETTER TO THE SECURITIES AND EXCHANGE COMMISSION
                       REGARDING ARTHUR ANDERSEN LLP AUDIT


March 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Arthur Andersen LLP has audited our consolidated financial statements as of December 31, 2001 and for the year then ended and has issued their audit report thereon dated March 8, 2002. Arthur Andersen LLP has provided us representations that their audit was subject to their quality control system for the United States accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards. They have also represented that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to their audit of us.


Sincerely,

COMSTOCK RESOURCES, INC.

By:/s/ ROLAND O. BURNS
   -------------------
      Roland O. Burns
      Senior Vice President